Exhibit 10.1

STOCK PURCHASE AND SALE AGREEMENT

THIS STOCK PURCHASE AND SALE AGREEMENT (the “Agreement”) is made and entered into as of the 13th day of March, 2018 (the “Effective Date”), by and between David Brocklehurst, a resident of England (“Brocklehurst”), and Crawford & Company, a Georgia corporation (the “Company”).

WHEREAS, Brocklehurst owns, directly or indirectly, not less than eight hundred and one thousand, four hundred seventy-two (801,472) shares of the Class A Common Stock, $1.00 per share par value (“Class A Common Stock”), of the Company;

WHEREAS, the board of directors of the Company (the “Board”) has heretofore authorized the Company to engage in a share repurchase program, pursuant to which the Company is authorized to repurchase up to 2,000,000 shares of its common stock until July 2020, in privately negotiated transactions or in the open market at such times and for such prices as management deems appropriate, subject to applicable regulatory restrictions; and

WHEREAS, Brocklehurst desires to sell to the Company, and the Company desires to purchase from Brocklehurst, 801,472 shares of Class A Common Stock (the “Brocklehurst Shares”) upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Purchase and Sale of Brocklehurst Shares

1.1    Purchase and Sale of the Brocklehurst Shares. Subject to the terms and conditions of this Agreement, at the Closing Date (as defined below), Brocklehurst shall sell to the Company, and the Company shall purchase from Brocklehurst, the Brocklehurst Shares.

1.2    Purchase Price for Brocklehurst Shares. The Brocklehurst Shares shall be purchased by the Company at a price equal to $8.21 per share (the “Share Price”). The aggregate consideration for the Brocklehurst Shares shall be equal to the Share Price multiplied by 801,472 shares (the “Purchase Price”).

1.3    Closing. The consummation of the transactions described herein shall occur on March 23, 2018 or such other date as is mutually agreeable by the parties hereto (the “Closing Date”). On the Closing Date, Brocklehurst shall deliver to the Company and/or the Company’s transfer agent, as appropriate, (a) a stock certificate or certificates, as the case may be, representing the Brocklehurst Shares, duly endorsed in blank for transfer and (b) such other irrevocable and unconditional transfer instructions, in form and substance reasonably satisfactory to the Company and Brocklehurst (together the “Brocklehurst Shares Closing Instructions”), to cause title to the Brocklehurst Shares to be transferred from Brocklehurst to the Company, and shall take all other steps necessary to assign all of his right, title and interest in the Brocklehurst Shares to the Company.

1.4    Payment. The Company shall pay the principal amount of the Purchase Price in four equal installments of one million six hundred forty-five thousand twenty-one dollars and twenty-eight cents ($1,645,021.28) with interest of 3.5% per annum paid upon the second, third and fourth installments. Payment shall be made on the dates and in the amounts specified below:

•	$1,645,021.28 on the Closing Date;

•	$1,645,021.28 plus 3.5% interest per anum thereon from the Closing Date on or before April 30, 2018;

•	$1,645,021.28 plus 3.5% interest per anum thereon from the Closing Date on or before July 31, 2018;

•	$1,645,021.28 plus 3.5% interest per anum thereon from the Closing Date on or before October 31, 2018.

Representations and Warranties of Brocklehurst. Brocklehurst represents and warrants to the Company that:

1.4.1    Title.    Brocklehurst has the full power and right to assign, transfer and deliver the Brocklehurst Shares to the Company, free and clear of all Liens, and immediately upon consummation of the transactions contemplated by this Agreement, the Company will acquire good and valid title to the Brocklehurst Shares, free and clear of all Liens, except any Liens created by the Company. “Lien” shall mean any mortgage, security interest, conditional sale or other title retention agreement, pledge, hypothecation, lien, judgment, encumbrance, interest, setoff or claim of any kind or nature, whether arising by agreement, by statute or otherwise. The Brocklehurst Shares are not subject to any right of first refusal, co-sale or other restrictions on transfer and Brocklehurst has sole voting power and sole power of disposition with respect to the Brocklehurst Shares with no restrictions on Brocklehurst’s voting rights or rights of disposition or any similar agreement pertaining thereto.

1.4.2    Legal Capacity. Brocklehurst has the legal capacity and authority to enter into this Agreement, to sell the Brocklehurst Shares, and to perform his obligations hereunder. This Agreement has been duly and validly executed and delivered by Brocklehurst and constitutes the valid and legally binding obligation of Brocklehurst, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

1.4.3    Information. In connection with the sale of the Brocklehurst Shares: (i) Brocklehurst is aware that the Company may possess material, nonpublic, confidential information concerning the Company and/or the Brocklehurst Shares which may include, without limitation, information relating to the Company’s financial condition, valuation, future capital expenditures, future prospects, projections (including historic and projected financial and other information), business strategies, litigation, settlement discussions, negotiations, restructurings, bankruptcy, financings or otherwise (the “Confidential Information”), which may be material to the decision of Brocklehurst to sell the Brocklehurst Shares and the Company’s decision to purchase the Brocklehurst Shares; (ii) Brocklehurst has had the opportunity to ask questions of, and to receive answers from, knowledgeable individuals concerning the Company and the sale of the Brocklehurst Shares, and Brocklehurst has been provided with all information that he deems necessary or appropriate to evaluate a sale of the Brocklehurst Shares; (iii) Brocklehurst has had a reasonable opportunity to conduct due diligence related to the sale of the Brocklehurst Shares; (iv) Brocklehurst has such knowledge and experience in financial and business matters, and investment matters relating to an investment of this type, to be capable of evaluating the merits and risks of an investment in the Company and the sale of the Brocklehurst Shares, and Brocklehurst has made his own inquiry and analysis with respect to the Company and the sale of the Brocklehurst Shares; (v) Brocklehurst has had an opportunity to consult with Brocklehurst’ own legal counsel and tax and financial advisors regarding the sale of the Brocklehurst Shares; (vi) Brocklehurst acknowledges that the Confidential Information may be material to a determination of a fair value for the Brocklehurst Shares and that value may be substantially different than the price provided for herein; and (vii) Brocklehurst represents and warrants that on June 30, 2017 immediately prior to his retirement from all positions with the Company and as of the Effective Date, he was not aware of or otherwise in possession of any Confidential Information which had not otherwise been divulged by him to the Company.

1.4.4    Brokers’ or Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Brocklehurst who might be entitled to any fee or commission from the Company, Brocklehurst or any other party upon consummation of the purchase and sale of the Brocklehurst Shares.

1.5    Representations and Warranties of the Company. The Company represents and warrants to Brocklehurst that:

1.5.1    Authorization. The Company has all requisite corporate power and authority to enter into this Agreement, to purchase the Brocklehurst Shares, and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company, the performance of all its obligations hereunder, and the purchase of the Brocklehurst Shares as provided herein, have been duly authorized by and on behalf of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

1.5.2    Compliance with Laws and Other Instruments. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of the Company’s obligations hereunder do not, and will not, conflict with, or result in any violation of or default under, any provision of any charter, bylaws or other governing instrument applicable to the Company, or any other agreement or instrument to which the Company is a party or by which the Company is bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Company or the Company’s business.

1.5.3    Brokers’ or Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from the Company, Brocklehurst or any other party upon consummation of the purchase and sale of the Brocklehurst Shares.

SECTION 2. Other Provisions

2.1    Further Assurances. Each party hereto shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

2.2    Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects only by written agreement signed by the Company and Brocklehurst.

2.3    Notices. All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by FedEx or a similar overnight courier to the party for whom intended, at the address for such party set forth below (or at such other address for a party as shall be specified by like notice, provided, however, that any notice of change of address shall be effective only upon receipt):

if to the Company:	Crawford & Company 5335 Triangle Parkway Peachtree Corners, Georgia 30092 Attn: General Counsel

if to Brocklehurst:	David Brocklehurst __________________ __________________ __________________

2.4    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which shall together be considered one and the same agreement.

2.5    Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

2.6    Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to the conflicts of law provisions thereof. The parties hereto hereby irrevocably and unconditionally consent to the sole and exclusive jurisdiction of, and waive any objection to the laying of venue in, any federal or state court sitting in Fulton County, Georgia (collectively, the “Georgia Courts”) for any action, suit or proceeding arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding related thereto except in a Georgia Court. Each of the parties hereto further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 2.3 of this Agreement shall be effective service of process for any action, suit or proceeding brought against it in any Georgia Court.

2.7    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, except that the Company may assign any of its rights or obligations hereunder to any one or more of its Affiliates (as such term is defined in Rule 405 under the Securities Act of 1933). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

2.8    No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns, and nothing herein expressed or implied will give or be construed to give to any person, other than the parties hereto and such permitted successors and assigns, any legal or equitable rights of any nature whatsoever.

2.9    No Personal Liability of Directors, Officers or Employees. No director, officer or employee of the Company will have any liability for any obligations of the Company under this Agreement or for any claim based on, in respect of, or by reason of, the obligations of the Company hereunder. Brocklehurst waives and releases all such liability. This waiver and release is a material inducement to the Company’s entry into this Agreement.

2.10    Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated herein shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated. Notwithstanding the foregoing, in any action or proceeding brought to enforce any provisions of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees and disbursements in addition to its costs and expenses and any other available remedy.

2.11    Construction. The parties acknowledge that each party and its counsel have participated in the negotiation and preparation of this Agreement. This Agreement will be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted. Every term and provision of this Agreement will be construed simply according to its fair meaning and not strictly for or against either party hereto.

2.12    Headings. Headings of the articles and sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

2.13    Waivers. Except as otherwise provided in this Agreement, any failure of either of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

2.14    Sealed Instrument. The parties hereto acknowledge and agree that it is their intent that this Agreement be, and that it will be treated and construed as, a sealed instrument for all purposes of Georgia law including the statute of limitations applicable to sealed instruments.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase and Sale Agreement as of the date first written above.

BROCKLEHURST:

DAVID BROCKLEHURST

/s/ David Brocklehurst		(Seal)
David Brocklehurst

THE COMPANY:

CRAWFORD & COMPANY

By:	/s/ Joseph Blanco	(Seal)
Name:	Joseph Blanco
Title:	Senior Vice President and General Counsel

[SIGNATURE PAGE TO STOCK PURCHASE AND SALE AGREEMENT]